EXHIBIT 23.1
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
June 20, 2008
Quest Resources Corporation
Three Allen Center
333 Clay Street
Suite 4060
Houston, Texas 77002
Ladies and Gentlemen:
     We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the incorporation by reference of information taken from our “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” “Appraisal Report as of December 31, 2006 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” “Appraisal Report as of December 31, 2005 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” and “Appraisal Report as of May 1, 2008 on Certain Properties owned by PetroEdge Resources, LLC SEC Case,” (our Reports) in the Registration Statement on Form S-3 (No. 333-134216) of Quest Resources Corporation and the Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton